Exhibit 10.3

RESOLUTE HOLDINGS MANAGEMENT, INC.
2025 OMNIBUS INCENTIVE PLAN

OPTION AGREEMENT

This OPTION AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by Resolute Holdings Management, Inc. (the “Company” and together with its Affiliates, the “Company Group”) to [•] (the “Participant”).

RECITALS

The Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan (the “Plan”) provides for the grant of options in accordance with the terms and conditions of the Plan. The Administrator has decided to make this grant of options as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.              Grant of Options. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [•] Nonqualified Stock Options with an exercise price per share of common stock of [•], subject to the restrictions set forth below and in the Plan (the “Options”). Each Option represents the right of the Participant to purchase a share of common stock of the Company, par value of $0.0001 per share (“Company Stock”), if and when the specified conditions in Section 2 below are met, following the exercise of the Options. The Option is not intended to qualify as an Incentive Stock Option.

2.              Vesting.

(a)            Subject to the terms of this Section 2, the Options shall become vested and exercisable according to the following dates (each, a “Vesting Date”), provided that the Participant continues to provide Services to the Company Group from the Date of Grant until the applicable Vesting Date:

Vesting Date	Number of Vested and Exercisable Options
___________________	__________
___________________	__________
___________________	__________
___________________	__________

(b)            The vesting of the Options shall be cumulative but shall not exceed 100% of the Company Stock underlying the Options. If the foregoing schedule would produce a fractional Option, the number of Options that vest shall be rounded down to the nearest whole Option and the fractional Options will be accumulated so that the resulting whole Options will be included in the number of Options that become vested on the last Vesting Date.

1

(c)            In the event of a Change in Control before all of the Options vest in accordance with Section 2(a) above, the provisions of the Plan applicable to a Change in Control shall apply to the Options and, in the event of a Change in Control, the Administrator may take such actions with respect to the vesting of the Options as it deems appropriate pursuant to the Plan.

3.              Termination of Options. If the Participant ceases to provide Services to the Company Group for any reason before all of the Options vest, the unvested portion of the Options shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of Service.

4.              Exercise of Options. The Participant may exercise an Option that has become exercisable, in whole or in part, in accordance with the terms set forth in Sections 7(c) and (d) of the Plan.

5.              Expiration.

(a)            Option Period. In no event shall all or any portion of the Options be exercisable after the tenth anniversary of the Date of Grant (such ten-year period, the “Option Period”); provided, that if on the last business day of the Option Period, the exercise of the Option is prohibited by (i) applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy or (ii) a Company-imposed “blackout period”, the Option Period shall be extended for a period of 30 days following the end of the legal prohibition or blackout period, as applicable, unless the Administrator determines otherwise and so long as such extension shall not violate Section 409A of the Code or the Administrator may provide for the automatic exercise of such Option prior to the expiration of the Option Period.

(b)            Post-Termination Exercise.

(i)             If, prior to the end of the Option Period, the Participant ceases to provide Services to the Company Group for any reason, then the Option shall expire on the earlier of (x) the last day of the Option Period and (y) the date that is six (6) months after the date of such termination; provided, however, that if the Participant ceases to provide Services to the Company Group and the Participant is subsequently rehired, reappointed or reengaged by the Company Group within six (6) months following such termination and prior to the expiration of the Option, the Participant shall not be considered to have ceased to provide Services to the Company Group. In the event of a termination described in this subsection (i), the Option shall remain exercisable by the Participant until its expiration only to the extent that the Option was exercisable at the time of such termination. The Administrator, in its sole discretion, shall determine whether a Participant has terminated from Service and the effective date of such termination.

(ii)            Notwithstanding anything to the contrary herein, if (1) the Participant ceases to provide Services to the Company Group prior to the end of the Option Period on account of the Participant’s Disability, (2) the Participant dies while still providing Services to the Company Group, or (3) the Participant dies following a termination of Service described in subsection (1) above but prior to the expiration of an Option, the Option shall expire on the earlier of (x) the last day of the Option Period and (y) the date that is one (1) year after the date of death or termination of Service on account of Disability of the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or Participant’s beneficiary, as applicable, until its expiration only to the extent that the Option was exercisable by the Participant at the time of such event.

2

(iii)           Notwithstanding anything to the contrary herein, if the Participant is entitled to any other treatment applicable to outstanding Options that is set forth in any written Service Agreement, agreement or arrangement with or maintained by the Company Group, such treatment shall be incorporated herein and shall supersede the provisions of this Section 5(b).

6.              Tax Withholding.

(a)            All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At such time as the Administrator may determine in its discretion under the Plan, at the time the Options are exercised, the number of shares issued to the Participant may be reduced by a number of shares of Company Stock with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment for the Options. To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the Options.

(b)            The obligation of the Company to deliver Company Stock upon exercise of the Options shall also be subject to the condition that if at any time the Administrator shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

7.              No Stockholder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until the Participant becomes the record owner of the Company Stock underlying the Options.

8.              Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Options are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Options pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

3

9.              No Service or Other Rights. The grant of the Options shall not confer upon the Participant any right to be retained by or in the Service of the Company Group and shall not interfere in any way with the right of the Company Group to terminate the Participant’s Service at any time. The right of the Company Group to terminate at will the Participant’s Service at any time for any reason is specifically reserved.

10.            Assignment and Transfers. Except as the Administrator may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Options or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Options by notice to the Participant, and the Options and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

11.            Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

12.            Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Executive Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13.            Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Options, and the right to purchase, receive and retain any Company Stock covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.

14.            Application of Section 409A of the Code. The Option granted hereunder is intended to be exempt from Section 409A of the Code. This Agreement is intended to be exempt from Section 409A of the Code and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A of the Code. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

4

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

Resolute Holdings Management, Inc.

Name:
Title:

I hereby accept the award of Options described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Administrator with respect to the Options shall be final and binding.

Participant

Date

5